AGREEMENT
                  on Cooperation in Exploration of Hydrocarbons
                            on Foresudetic Monocline

This Agreement on Cooperation in Exploration of Hydrocarbons on Foresudetic Monocline (this "Agreement") is made this 11th day of April, 2000 by and between:

Polskie Gornictwo Naftowe i Gaxownictwo S.A with its seat in Warsaw, at ul. Krucza 6/14, 00-537 Wasaw ("POGC"), represented by its attorney in fact, Mr. Marek Hoffmann, Director of Geological Bureau GEONAFTA;

FX Energy Poland Sp. z o.o. with its seat in Warsaw, at al. Jana Pawia II 29, 00-867 Warsaw ("FX"), represented by Mr. J. Maciolek, member of the Management Board; and

Hereinafter referred to jointly as "Parties."

WHEREAS:

On February 22, 2000, POGC presented to FX Energy Inc. an offer to for cooperation in exploration of hydrocarbons on Foresudetic Monocline ("Project") and on March 20, 2000, POGC and FX Energy Inc. signed Declaration of Participation in respect of the Project.

The area covered by the Project is subject to mining usufruct agreements and concessions for exploration of hydrocarbons granted to POGC.

POGC estimates at 16,000,000 (sixteen million) US dollars the value of work performed so far on Project Area which identified interesting exploration targets.

The Parties wish specify its mutual obligations with respect to the Project.

THE PARTIES REACHED THE FOLLOWING AGREEMENT:

1. Beginning from the effective date hereof the Parties shall cooperate in exploration of areas located south-east of Poznan ("Project Area"), whose coordinates are shown in a table and on a map constituting Attachment 1 and Attachment 2 hereto, but excluding areas of POGC's hydrocarbon exploitation concessions specified in Attachment 3 hereto.

2. The Parties shall negotiate and sign Joint Operating Agreement covering the entire Project Area, regulating, among other things, the rules for joint decision-making and conducting operations in respect of the Project. The Joint Operating Agreement shall be based on the principle that voting as well as all other rights and liabilities in respect of the Project are divided according to the following proportion: POGC - 51% (fifty one percent), FX - 49% (forty nine percent).

3. FX shall cover costs of performing exploration work, including but not limited to drilling and completing of wells and/or acquisition of 3D seismic, up to the amount being an equivalent of 16,000,000 (sixteen million) US dollars. After this amount has been spent and invested, any further expenditures hereunder shall be covered by the Parties in the proportions specified in Section 2 above. For the avoidance of doubt, it is

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     resolved  that the costs of borne so far on Kleka 11 well by POGC  pursuant to the budget of this well shall be reimbursed by FX and shall be included in the aforementioned amount of 16,000,000 US dollars.

4. If a commercial discovery of hydrocarbons is made, the Parties shall, subject to approval of the Supervisory Board of POGC and the Minister of the State Treasury, create, as soon as possible, a new business entity and shall cause that it applies for a concession for exploitation of hydrocarbons. The Parties' interest in the assets of this new entity shall be in accordance with the proportions specified in Section 2 above.

5. Assignment of rights hereunder by FX shall require a written consent of POGC.

6. Any disputes among the Parties arising in connection with this Agreement shall be resolved amicably. In case a friendly resolution cannot be reached the Parties undertake to settle such dispute before the Arbitration Court at the Polish Chamber of Commerce in accordance with its rules. Decisions of the Arbitration Court shall be final and binding upon the Parties.

7. This Agreement has been made in two identical copies in Polish and two in English, Polish version prevailing for the interpretation hereof.

8.   This Agreement is effective as of the date of its execution.

Accepted and agreed to by the Parties on the 11th day of April, 2000.

Polish Oil and Gas Company

/s/ Marek Hoffman
--------------------------------
Marek Hoffman, attorney-in-fact

FX Energy Poland Sp. z o.o.

/s/ Jerzy Maciolek
------------------------------
member of the Management Board

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